EXHIBIT 14(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firms (“Auditors”)” and “Representations and Warranties” (paragraph 4.1(f) of the Agreement and Plan of Reorganization) included in the Prospectus/Proxy Statement that forms part of the Registration Statement on Form N-14 of Scudder Managed Municipal Bond Fund (File No. 333-120532) (the “Registration Statement”) and to the references to us included in Scudder Florida Tax-Free Income Fund’s Prospectus and Statement of Additional Information dated January 1, 2004, as revised from time to time, which are incorporated by reference into the Registration Statement, and to the incorporation by reference into the Registration Statement of our report dated October 26, 2004 on the financial statements and financial highlights of Scudder Florida Tax-Free Income Fund included in the Annual Report of Scudder Florida Tax-Free Income Fund dated August 31, 2004.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

December 27, 2004